                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement and related Prospectus of Collectible Concepts Group, Inc. ("the Company") of our report dated September 12, 2001, on the consolidated financial statements of the Company as of February 28, 2001, and for the year then ended, which consolidated financial statements are incorporated by reference in the Registration Statement.



WithumSmith & Brown
Newtown, Pennsylvania
January 14, 2002